Exhibit 99.1

CommScope Reports First Quarter 2025 Results

First Quarter Highlights

•
Net sales of $1.11 billion
•
GAAP income from continuing operations of $289.7 million
•
Core non-GAAP adjusted EBITDA of $245.2 million* (1)
•
Non-GAAP adjusted EBITDA of $240.3 million (1)
•
Cash flow used in operations of $(186.9) million and free cash flow of $(202.4) million (1) (2)

* Core financial measures reflect the results of the Connectivity and Cable Solutions (CCS), Networking, Intelligent Cellular and Security Solutions (NICS), and Access Network Solutions (ANS) segments, in the aggregate, and exclude general corporate costs that were previously allocated to the Outdoor Wireless Networks (OWN) segment, Distributed Antenna Systems (DAS) business unit and Home Networks (Home) segment, since these costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, these costs related to our Home segment have been reallocated to our remaining segments and partially offset by income from the Vantiva TSA. Beginning in the first quarter of 2025, these costs related to our OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA. See the segment comparison tables below showing the aggregation of the Core financial measures.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

(2) The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.

CLAREMONT, NC, May 1, 2025 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended March 31, 2025.

Summary of Consolidated Results
	Q1	Q1	% Change
	2025	2024	YOY
	(in millions, except per share amounts)
Net sales	$1,112.2	$900.9	23.5%
GAAP income (loss) from continuing operations	289.7	(242.9)	NM
GAAP income (loss) from continuing operations per share	1.06	(1.22)	NM
Non-GAAP adjusted EBITDA (1)	240.3	84.1	185.7
Core non-GAAP adjusted EBITDA (1) (2)	245.2	94.6	159.2
Non-GAAP adjusted net income (loss) per diluted share (1)	0.14	(0.24)	NM

NM – Not meaningful
(1) See “Non-GAAP Financial Measures” below.

(2) Core financial measures reflect the results of the CCS, NICS and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to our OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, these costs related to our Home segment have been reallocated to our remaining segments and partially offset by income from the Vantiva TSA. Beginning in the first quarter of 2025, these costs related to our OWN segment and DAS business unit have been reallocated to our remaining segments and partially offset by income from the Amphenol TSA.

“We are off to an encouraging start in 2025 resulting in strong year-over-year growth in revenue and adjusted EBITDA. For the first quarter of 2025, CommScope reported net sales of $1.11 billion, an increase of 23.5% from the prior year and delivered Core non-GAAP adjusted EBITDA of $245 million, a strong improvement of 159.2% year-over-year and fourth consecutive quarter of improvement. First quarter Core adjusted EBITDA as a percentage of revenues was 22.0%, compared to 10.5% in the prior year, a year-over-year improvement of 1,150 basis points. Our CCS segment led the way with a particularly strong performance in data center where we grew year-over-year revenue by 88%. As we continue to navigate the fluid tariff environment, we stay committed to our strategy of focusing on what we can control to drive company performance and profitability. We will use our global manufacturing footprint, broad supplier base and pricing to manage the current tariff environment. We feel we are well positioned for growth throughout the rest of 2025 and are confirming our 2025 Core adjusted EBITDA guideposts of $1.00 to $1.05 billion.” said Chuck Treadway, President and Chief Executive Officer.

“As previously reported, on January 31, 2025 CommScope completed the sale of the OWN segment and DAS business unit of the NICS segment to Amphenol Corporation. As a result of the sale, net proceeds were used to repay all outstanding amounts under the Company’s asset-based revolving credit facility, repay in part the Company’s 4.750% Senior Secured Notes due 2029, repay in full the Company’s 6.000% Senior Secured Notes due 2026 and pay fees and expenses associated with the transaction. Therefore, our next credit maturity is not due until 2027. We ended the quarter with significant liquidity in cash and availability under our ABL credit facility of approximately $856 million,” said Kyle Lorentzen, Chief Financial Officer.

As a result of the completion of the previously announced sale of the OWN segment and the DAS business unit of the NICS segment, unless otherwise noted, these financial results relate to CommScope’s continuing operations based on the following remaining three operating segments: CCS, NICS (excluding DAS) and ANS. For all periods presented, amounts have been recast to reflect these changes.

First Quarter Results and Comparisons

Net sales in the first quarter of 2025 increased 23.5% year-over-year to $1.11 billion due to higher net sales in all segments. Net sales increased across all regions, except the Caribbean and Latin America region, in the first quarter of 2025.

Income from continuing operations of $289.7 million, or $1.06 per share, in the first quarter of 2025, increased compared to the prior year period's loss from continuing operations of $(242.9) million, or $(1.22) per share. Non-GAAP adjusted net income (loss) for the first quarter of 2025 was $38.6 million, or $0.14 per share, versus $(50.8) million, or $(0.24) per share, in the first quarter of 2024.

Core non-GAAP adjusted EBITDA increased 159.2% to $245.2 million in the first quarter of 2025 compared to the same prior year period. Core non-GAAP adjusted EBITDA as a percentage of net sales increased to 22.0% in the first quarter 2025 compared to 10.5% in the same prior year period. Non-GAAP adjusted EBITDA increased 185.7% to $240.3 million in the first quarter of 2025 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 21.6% in the first quarter of 2025 compared to 9.3% in the same prior year period. Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

First Quarter Comparisons

Sales by Region

			% Change
	Q1 2025	Q1 2024	YOY
United States	$767.6	$589.8	30.1%
Europe, Middle East and Africa	146.2	134.6	8.6
Asia Pacific	113.2	110.1	2.8
Caribbean and Latin America	43.7	44.2	(1.1)
Canada	41.5	22.2	86.9
Total net sales	$1,112.2	$900.9	23.5%

Segment Net Sales

			% Change
	Q1 2025	Q1 2024	YOY
CCS	$724.1	$604.7	19.7%
NICS	163.1	108.2	50.7
ANS	225.0	188.0	19.7
Total net sales	$1,112.2	$900.9	23.5%

Segment Operating Income (Loss)

			% Change
	Q1 2025	Q1 2024	YOY
CCS	$134.8	$60.5	122.8%
NICS	7.0	(35.9)	NM
ANS	(1.8)	(66.7)	(97.3)
Core operating income (loss) (1)	140.0	(42.1)	NM
Corporate and other (2)	(6.0)	(12.6)	(52.4)
Total operating income (loss)	$134.0	$(54.7)	NM

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q1 2025	Q1 2024	YOY
CCS	$182.1	$97.4	87.0%
NICS	24.9	(16.6)	NM
ANS	38.2	13.8	176.8
Core adjusted EBITDA (1)	245.2	94.6	159.2
Corporate and other (2)	(4.9)	(10.5)	(53.3)
Total segment adjusted EBITDA	$240.3	$84.1	185.7%

NM – Not meaningful

(1) Core financial measures reflect the results of the CCS, NICS and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations.

(2) The corporate and other line item above reflects general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, the corporate and other costs related to the Home segment have been reallocated to the remaining segments and partially offset by income from the Vantiva TSA. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to the Company's remaining segments and partially offset by income from the Amphenol TSA.

•
CCS - Net sales of $724.1 million increased 19.7% from the prior year period primarily driven by an increase in the Enterprise business.
•
NICS - Net sales of $163.1 million increased 50.7% from the prior year period primarily driven by increases in Ruckus and Small Cell.
•
ANS - Net sales of $225.0 million increased 19.7% from the prior year period driven by increases in Access Technologies and BNS.

Cash Flow and Balance Sheet

•
GAAP cash flow used in operations in the first quarter of 2025 was $(186.9) million.
•
Free cash flow in the first quarter of 2025 was $(202.4) million after adjusting operating cash flow for $15.5 million of additions to property, plant and equipment. The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.
•
The Company ended the quarter with $493.3 million in cash and cash equivalents.
•
As of March 31, 2025, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $363.2 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $856.5 million.

Stock Repurchase Plan

In addition, CommScope announced that its Board of Directors has approved a share repurchase plan authorizing the Company to repurchase up to an aggregate of $50 million of its outstanding shares of common stock. CommScope may repurchase shares in the open market, in privately negotiated transactions or in such other manners as determined by the Company, including through repurchase plans complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The method, timing and amount of any repurchases made under the share repurchase program will depend on a variety of factors, including capital and liquidity requirements, market conditions and alternative uses for cash. The share repurchase program does not obligate CommScope to repurchase any dollar amount or number of shares of common stock and the program may be modified, suspended or discontinued at any time.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss first quarter 2025 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Massimo Disabato, CommScope
Massimo.Disabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS (excluding DAS), and ANS segments, and exclude general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations. The Core results represent the business results as currently managed and reported by CommScope.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT and other cost saving initiatives; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our substantial indebtedness, including our upcoming maturities and evaluation of capital structure alternatives and restrictive debt covenants; our ability to refinance existing indebtedness prior to its maturity or incur additional indebtedness at acceptable interest rates or at all; our ability to generate cash to service our indebtedness; the ability to recognize the expected benefits of the sales of the OWN segment and DAS business unit and Home business (the Transactions), including the expected financial performance of CommScope following the Transactions; the effect of the Transactions on the ability of CommScope to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; the response of CommScope’s competitors, creditors and other stakeholders to the Transactions; potential litigation relating to the Transactions; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products and costs; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2024 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

—END—

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Net sales	$1,112.2	$900.9
Cost of sales	643.6	605.8
Gross profit	468.6	295.1
Transition service agreement income	8.7	9.6
Operating expenses:
Selling, general and administrative	194.2	175.1
Research and development	83.9	84.6
Amortization of purchased intangible assets	54.0	69.1
Restructuring costs, net	11.2	30.6
Total operating expenses	343.3	359.4
Operating income (loss)	134.0	(54.7)
Other income (expense), net	(9.1)	3.1
Interest expense	(173.7)	(167.7)
Interest income	4.4	3.6
Loss from continuing operations before income taxes	(44.4)	(215.7)
Income tax (expense) benefit	334.1	(27.2)
Income (loss) from continuing operations	289.7	(242.9)
Income (loss) from discontinued operations, net of income tax expense of $390.4 and $89.7, respectively	494.3	(90.8)
Net income (loss)	784.0	(333.7)
Series A convertible preferred stock dividends	(16.9)	(16.0)
Net income (loss) attributable to common stockholders	$767.1	$(349.7)

Basic:
Earnings (loss) from continuing operations per share	$1.26	$(1.22)
Earnings (loss) from discontinued operations per share	2.29	(0.43)
Earnings (loss) per share	$3.55	$(1.65)

Diluted:
Earnings (loss) from continuing operations per share	$1.06	$(1.22)
Earnings (loss) from discontinued operations per share	1.82	(0.43)
Earnings (loss) per share	$2.88	$(1.65)

Weighted average shares outstanding:
Basic	216.3	212.3
Diluted (a)	271.9	212.3
(a) Calculation of diluted earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$767.1	$(349.7)

Weighted average shares (basic)	216.3	212.3
Dilutive effect of equity-based awards	44.6	—
Dilutive effect of as-if converted Series A convertible preferred stock	11.0	—
Denominator (diluted)	271.9	212.3

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
	Unaudited March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$493.3	$564.9
Accounts receivable, net of allowance for doubtful accounts of $13.1 and $16.5, respectively	844.3	685.9
Inventories, net	765.7	736.8
Prepaid expenses and other current assets	185.9	139.4
Current assets held for sale	8.3	1,357.5
Total current assets	2,297.5	3,484.5
Property, plant and equipment, net of accumulated depreciation of $717.2 and $710.2, respectively	341.5	342.2
Goodwill	2,888.5	2,867.3
Other intangible assets, net	1,163.8	1,216.2
Deferred income taxes	514.3	537.7
Other noncurrent assets	301.8	299.6
Total assets	$7,507.4	$8,747.5
Liabilities and Stockholders' Deficit
Accounts payable	$467.5	$370.7
Accrued and other liabilities	581.4	613.7
Current liabilities held for sale	—	245.3
Total current liabilities	1,048.9	1,229.7
Long-term debt	7,244.7	9,238.4
Deferred income taxes	96.8	99.4
Other noncurrent liabilities	421.0	408.8
Total liabilities	8,811.4	10,976.3
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,244.2	1,227.3
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,244,203 and 1,227,328, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 216,581,612 and 215,887,001, respectively	2.2	2.3
Additional paid-in capital	2,504.8	2,514.2
Accumulated deficit	(4,540.5)	(5,324.5)
Accumulated other comprehensive loss	(209.6)	(344.5)
Treasury stock, at cost: 15,946,870 shares and 15,647,303 shares, respectively	(305.1)	(303.6)
Total stockholders' deficit	(2,548.2)	(3,456.1)
Total liabilities and stockholders' deficit	$7,507.4	$8,747.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)
	Three Months Ended
	March 31,
	2025	2024
Operating Activities:
Net income (loss)	$784.0	$(333.7)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	78.0	112.7
Equity-based compensation	7.5	11.2
Deferred income taxes	13.3	86.5
(Gain) loss on disposal of discontinued operations	(869.7)	21.9
Changes in assets and liabilities:
Accounts receivable	(149.9)	(30.1)
Inventories	(35.9)	31.4
Prepaid expenses and other assets	(49.0)	(71.9)
Accounts payable and other liabilities	20.5	(14.8)
Other	14.3	9.1
Net cash used in operating activities	(186.9)	(177.7)
Investing Activities:
Additions to property, plant and equipment	(15.5)	(6.0)
Net proceeds from divestiture	2,034.5	—
Other	—	8.6
Net cash generated by investing activities	2,019.0	2.6
Financing Activities:
Long-term debt repaid	(2,049.0)	(8.0)
Long-term debt proceeds	50.0	—
Debt issuance costs	(5.7)	—
Tax withholding payments for vested equity-based compensation awards	(1.5)	(0.2)
Net cash used in financing activities	(2,006.2)	(8.2)
Effect of exchange rate changes on cash and cash equivalents	4.1	(3.3)
Change in cash and cash equivalents	(170.0)	(186.6)
Cash and cash equivalents at beginning of period	663.3	543.8
Cash and cash equivalents at end of period	$493.3	$357.2

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Income (loss) from continuing operations, as reported	$289.7	$(242.9)
Income tax expense (benefit), as reported	(334.1)	27.2
Interest income, as reported	(4.4)	(3.6)
Interest expense, as reported	173.7	167.7
Other (income) expense, as reported	9.1	(3.1)
Operating income (loss), as reported	$134.0	$(54.7)
Adjustments:
Amortization of purchased intangible assets	54.0	69.1
Restructuring costs, net	11.2	30.6
Equity-based compensation	7.1	9.8
Transaction, transformation and integration costs	15.7	6.5
Depreciation	18.3	22.8
Total adjustments to operating income (loss)	106.3	138.8
Non-GAAP adjusted EBITDA	$240.3	$84.1

Income (loss) from continuing operations, as reported	$289.7	$(242.9)
Adjustments:
Total pretax adjustments to adjusted EBITDA	88.0	116.0
Pretax amortization of debt issuance costs and OID (1)	12.9	6.6
Pretax gain on debt transactions (2)	1.1	—
Tax effects of adjustments and other tax items (3)	(353.1)	69.5
Non-GAAP adjusted net income (loss)	$38.6	$(50.8)
GAAP income (loss) from continuing operations per share, as reported (4)	$1.06	$(1.22)
Non-GAAP adjusted diluted income (loss) per share (5)	$0.14	$(0.24)

(1) Included in interest expense.
(2) Included in other income, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP income (loss) from continuing operations per share was calculated using income (loss) from continuing operations in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted income (loss) per share are 271.9 million and 212.3 million for the three months ended March 31, 2025 and 2024, respectively.

See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q1 2025	Q1 2024	YOY
United States	$767.6	$589.8	30.1%
Europe, Middle East and Africa	146.2	134.6	8.6
Asia Pacific	113.2	110.1	2.8
Caribbean and Latin America	43.7	44.2	(1.1)
Canada	41.5	22.2	86.9
Total net sales	$1,112.2	$900.9	23.5%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q1 2025	Q1 2024	YOY
CCS	$724.1	$604.7	19.7%
NICS	163.1	108.2	50.7
ANS	225.0	188.0	19.7
Total net sales	$1,112.2	$900.9	23.5%

Segment Adjusted EBITDA (1)
			% Change
	Q1 2025	Q1 2024	YOY
CCS	$182.1	$97.4	87.0%
NICS	24.9	(16.6)	NM
ANS	38.2	13.8	176.8
Core adjusted EBITDA (2)	245.2	94.6	159.2
Corporate and other (3)	(4.9)	(10.5)	(53.3)
Total segment adjusted EBITDA	$240.3	$84.1	185.7%

(1) See “Non-GAAP Financial Measures” above.

(2) Core financial measures reflect the results of the CCS, NICS and ANS segments, in the aggregate, and exclude general corporate costs that were previously allocated to our OWN segment, DAS business unit and Home segment, since these costs were not directly attributable to these discontinued operations.

(3) The corporate and other line item above reflects general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. Beginning in the first quarter of 2024, the corporate and other costs related to the Home segment have been reallocated to the remaining segments and partially offset by income from the Vantiva TSA. Beginning in the first quarter of 2025, the corporate and other costs related to the OWN segment and DAS business unit have been reallocated to the Company's remaining segments and partially offset by income from the Amphenol TSA.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

First Quarter 2025 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$134.8	$7.0	$(1.8)	$(6.0)	$134.0
Amortization of purchased intangible assets	17.3	12.7	24.8	(0.8)	54.0
Restructuring costs, net	1.0	1.6	8.4	0.2	11.2
Equity-based compensation	3.4	1.8	2.0	—	7.1
Transaction, transformation and integration costs	12.6	0.5	1.0	1.8	15.7
Depreciation	13.1	1.3	3.9	—	18.3
Segment adjusted EBITDA	$182.1	$24.9	$38.2	$(4.9)	$240.3
Segment adjusted EBITDA % of sales	25.1%	15.3%	17.0%	NM	21.6%

First Quarter 2024 Segment Adjusted EBITDA Reconciliation
	CCS	NICS	ANS	Corporate and other (1)	Total
Operating income (loss), as reported	$60.5	$(35.9)	$(66.7)	$(12.6)	$(54.7)
Amortization of purchased intangible assets	18.5	12.7	37.8	0.2	69.1
Restructuring costs, net	0.3	1.1	29.0	0.1	30.6
Equity-based compensation	3.8	2.6	2.9	0.6	9.8
Transaction, transformation and integration costs	0.4	0.8	4.9	0.5	6.5
Depreciation	13.9	2.1	6.0	0.8	22.8
Segment adjusted EBITDA	$97.4	$(16.6)	$13.8	$(10.5)	$84.1
Segment adjusted EBITDA % of sales	16.1%	(15.3%)	7.3%	NM	9.3%

(1) Includes general corporate costs that were previously allocated to the OWN segment, DAS business unit and Home segment and are now classified as continuing operations, since the costs were not directly attributable to these discontinued operations.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Free Cash Flow
(Unaudited -- In millions)

Free Cash Flow (1)
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Cash flow from operations	$(177.7)	$50.8	$122.2	$277.8	$(186.9)
Capital expenditures	(6.0)	(5.3)	(6.7)	(7.3)	(15.5)
Free cash flow	(183.7)	45.5	115.5	270.5	(202.4)

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Gross profit, as reported	$295.1	$399.0	$435.1	$447.6	$468.6
Equity-based compensation	0.9	—	0.7	0.7	0.6
Patent claims and litigation settlements	—	—	—	(1.0)	—
Adjusted gross profit	$296.0	$399.0	$435.8	$447.3	$469.2
Adjusted gross profit as % of sales	32.9%	37.9%	40.3%	38.3%	42.2%

GAAP to Non-GAAP Adjusted Operating Expense
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Selling, general and administrative, as reported	$175.1	$187.0	$203.4	$190.0	$194.2
Research and development, as reported	84.6	72.6	78.0	81.0	83.9
Operating expenses	$259.7	$259.6	$281.4	$271.0	$278.1
Equity-based compensation	8.9	1.1	6.6	6.3	6.5
Transaction, transformation and integration costs	6.5	19.9	19.5	17.4	15.7
Adjusted operating expense	$244.3	$238.6	$255.3	$247.3	$255.9
Adjusted operating expense as % of sales	27.1%	22.6%	23.6%	21.2%	23.0%

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Consolidated Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2025
Operating income	$624	$660
Adjustments:
Amortization of purchased intangible assets	209	210
Equity-based compensation	26	27
Restructuring costs, net and transaction and transformation costs	60	70
Depreciation	76	78
Total adjustments to operating income	371	385
Adjusted EBITDA	$995	$1,045

Core Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2025
Core operating income (1)	$629	$665
Adjustments:
Amortization of purchased intangible assets	209	210
Equity-based compensation	26	27
Restructuring costs, net and transaction and transformation costs	60	70
Depreciation	76	78
Total adjustments to core operating income (1)	371	385
Core adjusted EBITDA (1)	$1,000	$1,050

(1) Core financial measures exclude the results and performance of the OWN segment and DAS business unit in the NICS segment.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.